EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into as of the 6th day of June, 2007 by and between HARVEY ELECTRONICS, INC., a New York corporation (the "Company"), and MICHAEL RECCA ("Executive").

     In consideration of the mutual covenants contained in this Agreement, the Company and Executive agree as follows:

     1. Employment. During the term of this Agreement (as defined in Section 2), the Company shall employ Executive, and Executive hereby accepts such employment by the Company, in accordance with the terms and conditions set forth in this Agreement.

     a) Position and Duties. Executive shall serve as Interim Chief Executive Officer and President of the Company or in such other position with the Company, as the Board of Directors of the Company shall, from time to time, specify. Executive shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are customary and appropriate for such position designated by, as are established from time to time by, or in accordance with procedures established by, the Company's Board of Directors.

     (b) Performance. Executive shall perform the duties called for under this Agreement to the best of his ability and shall devote an appropriate amount of his business time (no less than 40 hours per week), energies, efforts and skill to such duties during the term of his employment and shall not accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Board of Directors of the Company.

     2. Term. The term of Executive's employment under this Agreement shall begin on the date hereof and shall continue until November 30, 2007 (the "Termination Date"). Subject to Section 4 hereof, at any time on or before the Termination Date or any Extended Termination Date (as defined herein), the Company may, at its sole option, extend this Agreement for a period of one (1) month (the expiration of any extension being referred to herein as the "Extended Termination Date"); provided, however, that the Company may extend this Agreement no more than six (6) times for an aggregate of six (6) months.

     3. Compensation, Expenses and Benefits. As full compensation for Executive's performance of his duties pursuant to this Agreement, the Company shall pay Executive during the term of this Agreement, and Executive shall accept as full payment for such performance, the following aggregate amounts and benefits:

     (a) Salary. As salary for Executive's services to be rendered under this Agreement, the Company shall pay Executive a monthly salary of $25,000; Eighty (80%) percent, ($ 20,000) of such salary to be paid in cash in accordance with the regular payroll practices of the Company, with the balance accrued. The total balance accrued and not paid shall be paid in twelve-equal monthly installments following termination of the agreement

     (b) Business Expenses. In addition, the Company shall reimburse Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company. Out of pocket expenses will be reimbursed provided, that (i) such expenses are incurred in accordance with Company policy, and (ii) Executive furnishes to the Company an itemized account (including receipts), reasonably satisfactory to the Company, in substantiation of such expenditures.

     (c) Vacation. Executive shall be entitled to 2 paid vacation days per month period. Vacation days not taken by Executive will not be paid upon termination.

     (d) Options. Upon the execution of this Agreement, the Company shall grant Executive a "non-qualified stock option" (the "Option") pursuant to the Free Standing Non-Qualified Stock Option Agreement attached hereto as Annex A.


The  parties  agree  that  Executive  shall  be  granted  certain   "piggy-back"
registration rights to the extent the shares of common stock underlying the Option are not covered by an effective registration statement. The parties further acknowledge and agree that the number of shares and exercise prices set forth in Annex A reflect a one-for-four reverse split consummated by the Company on November 10, 2006. Executive further agrees and acknowledges that he shall not sell any shares of the Company's common stock underlying the Option until a period commencing one year from the later of the Termination Date and the final Extended Termination Date and Executive further agrees and acknowledges that he shall not sell more than 25,000 Option Shares in any three-month period.

Should Executive purchase shares of the common stock of the Company outside of the scope of this Agreement and the option granted hereunder, Executive agrees that such purchases shall be made pursuant to a plan meeting the requirements of Rule 10b5-1(c) under the Securities and Exchange Act of 1934, as amended. The prohibition on the sale of shares set forth in this Agreement shall not apply to such shares, provided, however, that Executive acknowledges that to the extent Executive purchases such shares at any time the Executive is deemed an "affiliate" (as such term is defined under Rule 144(a)(1) of the Securities Act of 1933, as amended (the "Act")) of the Company, such shares shall be "restricted securities" (as such term is defined under Rule 144(a)(3) of the Act) and may only be resold pursuant to an effective registration statement under the Act or pursuant to an applicable exemption under the Act. .

     (e) Executive shall have the right to participate, on the same basis and to the same extent as other executive employees of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life and medical insurance programs covering Executive and his dependents.

     (f) Indemnification; Directors and Officers Insurance. The Company shall, to the fullest extent authorized or permitted by the New York Business Corporation Law, the Company's Charter and the Company's By-Laws, defend, indemnify and hold Executive, his heirs, executors, administrators and other legal representatives, harmless from and against any and all claims, suits, debts, causes of action, proceedings or other actions, at law or in equity ("Claims"), which any person or entity may have had, now has or may in the future have with respect to Executive's service to the Company as an officer, director, executive or agent thereof, including any costs and reasonable attorney fees incurred in connection with defending such Claims. This provision shall survive the termination of this agreement.

     (g) The Company shall deduct from Executive's compensation hereunder and any other payment, any federal, state, or city withholding taxes, social security contributions, and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state, or city laws, rules, or regulations.

     4. Termination.

     The Company or Executive can terminate this Agreement on thirty (30) days' notice to the other party; provided however this Agreement shall terminate immediately upon Executive's death.

     5. Effects of Expiration or Termination.

     (a) Expiration under Section 2 or Termination under Section 4. If this Agreement expires or Executive's employment with the Company under this Agreement is terminated pursuant to Section 4, the Company's obligations under this Agreement, including obligations under Section 3, shall end except for the Company's obligation to: (i) reimburse Executive (or his estate) for all out-of-pocket expenses incurred and unpaid pursuant to Section 3(b); (ii) pay to Executive (or his estate) any salary pursuant to Sections 3(a) and (c), actually earned, accrued and unpaid through the date of termination and (iii) indemnify Executive as provided under section 3(e). All unvested options as of the termination of this Agreement shall be forfeited.

     (b) Rights and Obligations. Termination of Executive's employment under this Agreement shall not affect any party's rights and obligations under Sections 3 (subject to the limitations set forth in Sections 5(a), 6, 7, 8, 9, 10, 11 and 12, such rights and obligations shall continue and survive the termination of Executive's employment and this Agreement.

     6. Solicitation of Employees and Consultants. Upon expiration of this Agreement or termination of Executive's employment with the Company under this Agreement pursuant to Section 4, Executive shall not for a period of three years following the date of such termination, without the written consent of the Company, directly or indirectly:

     (i) solicit, recruit, or attempt to hire any person who is then employed by, or is a consultant to, the Company or who, to Executive's knowledge, was employed by, or was a consultant to, the Company at any time during the period of Executive's employment with the Company under this Agreement; or

     (ii) encourage, solicit or entice any such person to terminate his or her employment or consultation with the Company, or employ or engage any such person as an employee, or independent contractor of any person or entity other than the Company or a Company subsidiary.

     This provision will not apply to Executive's appointment of the Company's employees, board members or consultants to serve on the board of directors of another company, provided such appointment is to the board of directors of a company whose interests are not adverse to the Company.

     7. Covenant Not to Compete/ Non Disparagement.

     (a) During the term of Executive's employment under this Agreement and for a period of three years following expiration of this Agreement or the termination of Executive's employment with the Company under this Agreement pursuant to Section 4, Executive shall not, directly or indirectly, himself, or through or for an individual, person or entity wherever located:

     (i) engage in any activities or perform any services for a company that specializes in the sale and custom installation of audio visual and home theater products for consumers or, businesses. or

     (ii) be employed by, consult with, own any capital stock of, or have any financial interest of any kind in, any individual, person or entity, wherever located, for a company that specializes in the sale and custom installation of audio visual and home theater products for consumers or businesses; provided that Executive may own, for investment purposes up to 1% of the securities of any such publicly traded company whose securities (i) trade or are listed on a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or (ii) are quoted on the National Association of Securities Dealers' electronic bulletin board or any other "over-the-counter market"(so long as Executive is not otherwise affiliated with such business).

     (b) Each of the parties agrees that it will not, and will instruct, as the case may be, each of its respective representatives, officers and members of its board of directors not to, make any statements, written or oral, which would be reasonably likely to disparage or damage the other party. Executive further acknowledges and agrees that, following the expiration of the Agreement or termination of Executive's employment with the Company pursuant to Section 4, he will not make any statement about the Company or his service thereto, or any related matter, without the prior written consent of the Company. Following the expiration of this Agreement or termination of Executive's employment with the Company pursuant to Section 4, Executive further agrees to provide assistance to and shall cooperate with the Company upon its reasonable request with respect to matters within the scope of Executive's duties and responsibilities during employment. The Company agrees and acknowledges that it shall, to the maximum extent possible under then prevailing circumstances, coordinate any such request with Executive's other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse Executive for reasonable travel expenses (i.e., travel, meals, and lodging) that Executive may incur in providing assistance to the Company hereunder.

     8. Solicitation of Company Customers. Upon expiration of this Agreement or termination of Executive's employment with the Company under this Agreement pursuant to Section 4, Executive shall not, directly or indirectly, at any time within three years after the date of such termination, solicit any entity that, to Executive's knowledge, was a customer of the Company within the year before the date of such termination, to perform services or supply products for such customer of a similar nature to those services performed or products provided by the Company to such customer.

     9. Intellectual Property/Confidential Information; Return of Documents.

     (a) Executive covenants and undertakes that he will not at any time during or after the expiration of this Agreement or termination of Executive's employment with the Company under this Agreement pursuant to Section 4, in perpetuity, reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account or for the account of another, directly or indirectly, any customer lists, pricing policies, marketing plans or strategies, financial information, trade secrets, "know-how", or any other secret or confidential information of any kind used by the Company (the "Confidential Information") during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to Executive by reason of his employment by the Company. Executive further covenants and agrees that he shall retain and use the Confidential Information in trust for the sole benefit of the Company, its successors and assigns.

     (b) Executive shall promptly communicate and disclose to the Company all inventions, ideas, discoveries, improvements, modifications, writings, artistic or creative material, or other intellectual property in any form whatsoever (hereinafter "Inventions"), conceived, developed, or made by him during his employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable, (a) which relate to any matters or business of the type carried on or being developed by the Company, or (b) which result from or are suggested by any work done by him in the course of his employment by the Company. Executive shall also promptly communicate and disclose to the Company all other data obtained by him concerning the business or affairs of the Company in the course of his employment by the Company.

     (c) All written materials, records, and documents (in any form) made by Executive or coming into his possession during the term of this Agreement concerning the business or affairs of the Company shall be the sole property of the Company, and, upon the expiration of this Agreement or termination of Executive's employment with the Company under this Agreement pursuant to Section 4, or upon the request of the Company during the term hereof, Executive shall promptly deliver the original and all copies (whether physical or electronic) of same to the Company. Executive agrees to render to the Company such reports of the activities undertaken by Executive or conducted under Executive's direction pursuant hereto during the term hereof as the Company may request from time to time.

     10. Company' Remedies. Executive acknowledges and agrees that the covenants and undertakings contained in Sections 1(b), 6, 7, 8, and 9 of this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Executive further acknowledges and agrees that the compensation paid, or to be paid to him hereunder, is adequate and sufficient for the covenants and agreements he is making hereunder. Therefore, Executive agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Executive and such other persons as the court shall order. Nothing contained in this section shall be construed to prevent the Company from seeking and recovering from Executive damages sustained as a result of any breach or violation by Executive of any of the covenants or agreements contained in the Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

     11. Executive's Remedies. Executive's remedy against the Company for breach of this Agreement is the collection of any compensation due him as provided in
Section 3 subject to Section 5(a) and such other remedies available to Executive under law or in equity.

     12. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Executive, other than to Executive's legal representative or his estate on death. Executive's obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Executive, or his legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Executive under this Agreement. The Company may assign this Agreement without Executive's consent to any successor to the Company's business. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Executive and their permitted successors and assigns.

     13. Notices. Any notice to be given under this Agreement by either party shall be deemed to be given if delivered to the other party in person, one business day after deposited with a nationally recognized overnight courier, or three business days after mailed by certified or registered mail, postage prepaid, return receipt requested. If to Executive, notice shall be sent to:
Michael Recca 949 Edgewood Avenue, with a copy to: Donald T. Rave, Jr, 11 The Plaza, Locust Valley, NY 11560; and if to the Company, notice shall be sent to:
Harvey Electronics, Inc., 205 Chubb Avenue, Lyndhurst, NJ 07071, Attn: Joseph J. Calabrese, with a copy to: Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, 15th Floor, Uniondale, NY 11556, Attn: Seth I. Rubin, Esq.; or at such other address as the Company or Executive shall have advised the other in writing.

     14. General. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Executive. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Executive's current or future employment or otherwise), except for those stated in this Agreement. Executive further acknowledges that his sole rights and remedies with respect to any aspect of his employment or termination of his employment are provided for in this Agreement. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

     15. Consultation with Counsel. Executive acknowledges that he has been given the opportunity to consult, and has consulted, with his personal legal counsel concerning all aspects of this Agreement and the Company have urged Executive to so consult with such counsel.

     16. No Conflicts. Executive represents and warrants that his execution, delivery and performance of this Agreement will not (i) constitute a breach or violation of any agreement or arrangement to which he is a party or by which the is bound; (ii) constitute a violation of any order, judgment or decree to which he is a party; or (iii) require the consent of any third party.

     17. Governing Law. This Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, shall be governed by, and interpreted in accordance with, the laws of the State of New York. Each party consents to be subject to personal jurisdiction of the courts located in the State of New York, County of New York, and any lawsuit or other court action or proceeding relating to, or arising out of, this Agreement or Executive's employment with the Company shall be instituted only in the state or federal court of proper jurisdiction located in the State of New York, County of New York and those courts shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement.

     IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the date and year first above written.

                                       HARVEY ELECTRONICS, INC.

                                       By: /s/D. Andrew Stackpole
                                       ----------------------------------
                                       Name:   D. Andrew Stackpole
                                       Title: Chairman


                                       /s/Michael Recca
                                       ----------------------------------
                                       MICHAEL RECCA

                                                                       ANNEX A
                                                                       -------

                                                           MICHAEL RECCA
                                                           100,000 Shares (NQ)

                            HARVEY ELECTRONICS, INC.

                FREESTANDING NONQUALIFIED STOCK OPTION AGREEMENT

AGREEMENT, made as of this 6th day of June 2007, by and between HARVEY ELECTRONICS, INC., a New York corporation, (the "Company") having offices at 205 Chubb Avenue, Lyndhurst, NJ 07071; and MICHAEL RECCA (the "Optionee").

     WHEREAS, on (the "Grant Date" as defined below) the Board of Directors of the Company (the "Board") authorized the grant to the Optionee of an Option (the "Option") to purchase up to 50,000 shares of the authorized but unissued Common Stock (the "Option Shares"), conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement and the Optionee's acceptance of the terms and conditions of that certain Employment Agreement with the Company dated June 6, 2007 (the "Employment Agreement"); and

     WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement and the Employment Agreement;

     WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings given them in the Employment Agreement;

     NOW, THEREFORE, it is agreed:

1. DATE OF GRANT. The date of grant of this Option is June 6, 2007 (the "Grant Date").

2. NATURE OF THE OPTION. This Option is a non-qualified Option.

3. EXERCISE PRICE. The exercise price is $4.00 for each share of Common Stock, subject to adjustment in accordance with this Agreement (the "Exercise Price"). The parties acknowledge and agree that the number of shares and exercise prices set forth herein reflect a one-for-four reverse split consummated by the Company on November 10, 2006.

4. EXERCISABILITY OF OPTION. This Option shall be exercisable during its term as follows:

     4.1 The Option granted hereby shall be exercisable as follows:

     (i) Options to purchase 50,000 Option Shares, shall vest on November 30, 2007, provided Optionee continues to be employed by the Company until such date;

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

     (ii) Options to purchase 8,333 Option Shares shall vest one (1) month after the first Extended Termination Date [December 31, 2007], provided the Company has elected to extend the Employment Agreement for one (1) month as provided in Section 2(b) thereof;

     (iii) Options to purchase an additional  8,333 Option Shares shall vest one
          (1) month after the second Extended Termination [January 31, 2008] Date, provided the Company has elected to extend the Employment Agreement for a second one (1) month extension as provided in Section 2(b) thereof;


     (iv) Options to purchase an  additional  8,333 Option Shares shall vest one
          (1) month after the third Extended Termination Date [February 28, 2008], provided the Company has elected to extend the Employment Agreement for a third one (1) month extension as provided in Section 2(b) thereof;


     (v)  Options to purchase an  additional  8,333 Option Shares shall vest one
          (1) month after the third and final Extended Termination Date [March 31, 2008], provided the Company has elected to extend the Employment Agreement for a fourth (1) month extension as provided in Section 2(b) thereof;

     (vi) Options to purchase an  additional  8,333 Option Shares shall vest one
          (1) month after the third and final Extended Termination Date [April 30, 2008], provided the Company has elected to extend the Employment Agreement for a fifth one (1) month extension as provided in Section 2(b) thereof;

     (vii) Options to purchase an additional  8,333 Option Shares shall vest one
          (1) month after the third and final Extended Termination Date [May 31, 2008], provided the Company has elected to extend the Employment Agreement for a sixth and final one (1) month extension as provided in
          Section 2(b) thereof;



     4.2 This Option may not be exercised for a fraction of a share.

     4.3 After a portion of the Option becomes exercisable it shall remain exercisable except as otherwise provided herein, until the close of business on December 31, 2010 (the "Expiration Date")

5. METHOD OF EXERCISE.

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

     5.1 Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     5.2 Delivery of Option Shares. The Company or its transfer agent shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after payment therefor.

     5.3 Payment of Purchase Price.

     5.3.1 Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the Exercise Price thereof.

     5.3.2 Cashless Payment. The Exercise Price for any or all of the Option Shares to be acquired may be paid by the surrender of any exercisable but unexercised portion of the Option having a Fair Market Value equal to the purchase price multiplied by the number of Option Shares to be purchased. In either case, the Fair Market Value of the surrendered shares or options shall be determined as of the date of exercise as follows: "Fair Market Value" of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, but is traded in the over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National
Quotation  Bureau,  Incorporated or similar  publisher of such  quotations;  and
(iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Company shall determine, in good faith. The Fair Market Value of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option (as determined in accordance with the immediately preceding sentence) over the total purchase price of such shares of Common Stock underlying the surrendered portion of the Option. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

     5.3.3 Payment of Withholding Tax. If at any time, the Company is required under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Optionee shall be required to pay to the Company the amount of any taxes required to be withheld, or, in lieu thereof, at the election of the Company, the Company may accept Common Stock valued at its Fair Market Value on the date of payment, to cover the amount required to be withheld.

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

     5.3.4 Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject the payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     5.3.5 Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rules promulgated by any national securities exchange or the Federal Reserve Board relating to margin requirements. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. OPTIONEE'S REPRESENTATIONS. The Optionee hereby represents and warrants to the Company that:

     6.1 Investment Intent. The Optionee is acquiring the Option and shall acquire the Option Shares for its own account and not with a view towards the distribution thereof;

     6.2 Exchange Act Documents. The Optionee has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

     6.3 Option Shares Restricted. In the event that the Company shall not have an effective Form S-8 Registration Statement with respect to the Option Shares, the Optionee understands that it must for an indefinite period of time bear the economic risk of the investment in the Option Shares, which cannot be sold by the Optionee unless they are registered under the Securities Act of 1933, as amended (the "Securities Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

     6.4 Access to Information. In the Optionee's position with the Company, it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to Section
6.2 above;

     6.5 Transfer Restrictions. In the event that the Company does not have an effective Form S-8 Registration Statement with respect to the Option Shares, the Optionee is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein; and

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

     6.6 Legends. In the event that the Company shall not have an effective Form S-8 Registration Statement, then the certificates evidencing the Option Shares shall bear the following legends:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT."

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A STOCK OPTION AGREEMENT, DATED AS OF [INSERT GRANT DATE], A COPY OF WHICH IS ON FILE WITH THE COMPANY, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF."

     6.7 Lockup Agreement. Optionee further agrees and acknowledges that he shall not sell any Option Shares until a period commencing one year from the later of the Termination Date and the final Extended Termination Date and Optionee further agrees and acknowledges that he shall not sell more than 25,000 Option Shares in any three-month period.

7. WITHHOLDING TAX. Not later than the date as of which an amount first becomes includable in the gross income of the Optionee for Federal income tax purposes with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company.

8. EFFECT OF TERMINATION OF EMPLOYMENT. Intentionally Omitted.

9. TERMINATION FOR CAUSE. Intentionally Omitted.

10. TERM OF OPTION. This Option may not be exercised beyond the Expiration Date, and may be exercised during such term only in accordance with the terms of this Option Agreement.

11. RESTRICTION ON TRANSFER OF OPTION SHARES. Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that Optionee shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by the Optionee without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

12. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Option Shares sufficient to provide for the exercise of the rights of purchase represented by this Agreement.

13. DIVIDENDS, RECLASSIFICATIONS, ETC.

     13.1 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the exercise of this Option: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Option, the Optionee shall receive, in addition to or in substitution for the Option Shares to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such assets of the Company, which it would have been entitled to receive had it exercised this Option prior to the happening of any of the foregoing events.

     13.2 Notice. If, at any time while this Option is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, the Company shall cause notice thereof to be mailed to the registered holder of this Option at its address appearing on the registration books of the Company, at least l0 days prior to the record date as of which holders of Common Stock shall participate in such dividend or distribution at least l0 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

     13.3 Anything in this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Section 13.3 are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 13.3 shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

     13.4 Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the Optionee, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Option Shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

14. MISCELLANEOUS.

     14.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Optionee at its address set forth below, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     14.2 Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     14.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     14.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

     14.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

     14.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                     HARVEY ELECTRONICS, INC.
                                     (a New York corporation)


                                     By:
                                         --------------------------------
                                         D. Andrew Stackpole - Chairman

     Optionee represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Agreement.

                                        ------------------------------------

                                        __________________, Optionee


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